Execution Copy


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                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                           (a Delaware business trust)


                 7,900,000 Common Shares of Beneficial Interest
                                 (no par value)


                             UNDERWRITING AGREEMENT





May 10, 2001

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                             UNDERWRITING AGREEMENT


                                                                    May 10, 2001
UBS Warburg LLC,
as Representative of the several Underwriters
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

               Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 7,900,000 common shares of beneficial interest (the "Firm Shares"), no par value (the "Common Shares"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,185,000 Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-57384) covering the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 424(b)(2) of the Act. Each prospectus and prospectus supplement used prior to the execution and delivery of this Agreement are herein collectively called a "Preliminary Prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, in each case, at the time such registration statement became effective, is herein called the "Registration Statement." Any registration statement filed in accordance with the provisions of Rule 462(b) of the Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and prospectus supplement relating to the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, in each case, in the form first furnished to the Underwriters for use in connection with the offering of the Shares, are herein collectively called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

               All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described" or "disclosed" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any

Preliminary Prospectus or the Prospectus, as the case may be at or prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, after the execution and delivery of this Agreement.

               The Company and the Underwriters agree as follows:

               1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $13.89 per Common Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

               In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth calendar day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second New York business day after the date on which the option shall have been exercised nor later than the tenth New York business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

               2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 15, 2001 (unless another time shall be agreed to by



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you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second New York business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full New York business day preceding the time of purchase.

               Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second New York business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full New York business day preceding the additional time of purchase.

               3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters, as of the date hereof, as of the time of purchase and as of any additional time of purchase, that:

               (i) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations thereunder; the Registration Statement is effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission; at the time of effectiveness of the Registration Statement and any post-effective amendment thereto, at the date of issuance of the Prospectus and any amendment or supplement thereto the Registration Statement and each amendment if any, thereto and the Prospectus and each amendment or supplement, if any, thereto fully complied, fully complies and will fully comply, as applicable, in all material respects with the provisions of the Act and the rules and regulations thereunder, and at the time of effectiveness of the Registration Statement and any post-effective amendment thereto, at the date of issuance of the Prospectus and any amendment or supplement thereto and at the time of purchase and any additional time of purchase, the Registration Statement did not, does not and will not, as applicable, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not, does not and will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any



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               statement contained in the Registration Statement or the
               Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and did not and do not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act and approved in writing by you;

               (ii) all of the issued and outstanding beneficial interests in the Company, including the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable interests in the assets of the Company, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

               (iii) the Company has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, and under its trust agreement, as amended (the "Trust Agreement"), resolutions of the board of trustees of the Company and the Delaware Business Trust Act (the "Trust Act"), has full trust power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the financial condition, earnings, investment portfolio, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business ( a "Material Adverse Effect");

               (iv) each of the Company's subsidiaries (the "Subsidiaries") has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, and under their respective trust agreements and the Trust Act, has full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each of the Subsidiaries is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as



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               otherwise disclosed in the Prospectus, all of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable interests in the assets of such Subsidiary that are owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding equity interests of the Subsidiaries were issued in violation of any preemptive right, resale right, right of first refusal or similar right;

               (v) the Company's Trust Agreement, has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity;

               (vi) neither the Company nor any of its Subsidiaries is in violation of its trust agreement (or other organizational document) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or in the Registration Statement or the Prospectus, the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Trust Agreement or the trust agreement (or any other organizational document) of any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their property or assets; it being understood that the term "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such



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               holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries;

               (vii) the Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity; it being further understood that no opinion is being expressed as to the enforceability of the indemnification or contribution provisions contained herein.

               (ix) the Trust Agreement conforms, and the beneficial interests in the Company, including, upon issuance, the Shares, will conform, in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; the certificates for the Shares are in due and proper form; and the holders of the Shares will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, it being understood that a holder of Shares may be obligated to make certain payments provided for in the Trust Agreement and described in the Prospectus;

               (x) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

               (xi) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any beneficial interests in the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any



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               person have preemptive rights, resale rights, rights of first refusal or other similar rights to purchase any of the Shares other than those rights that have been expressly waived, fully and unconditionally, prior to the date hereof; it being understood that the Company has previously issued 644,000 Convertible Community Reinvestment Act Preferred Shares ("Convertible CRA Shares") convertible into Common Shares, and may issue up to 7,000,000 additional Convertible CRA Shares currently being offered to qualified institutional buyers by Meridian Investments, Inc. and may issue Common Shares upon the exercise of outstanding options described in the Prospectus;

               (xii) Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, are independent public accountants as required by the Act and the rules and regulations thereunder;

               (xiii) all legal or governmental proceedings, statutes, regulations, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

               (xiv) except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the property or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder;

               (xv) the financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and have been prepared in conformity with the Act and the rules and regulations thereunder;

               (xvi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any change resulting in a Material Adverse Effect, (ii) any transaction which is material to the Company or its Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in



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               the ordinary course of business, (iv) any change in the
               beneficial interests in or outstanding indebtedness of the Company or its Subsidiaries, except changes in the ordinary course of business or (v) except for regular quarterly dividends on the beneficial interests in the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made on the beneficial interests in the Company; and neither the Company nor its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

               (xvii) the Company has obtained the agreement of each of its trustees and each employee of Related Charter LLC, the sole general partner of Related Charter LP, at the Senior Vice President level and above, substantially in the form set forth in Exhibit D hereto, not to offer, sell, contract to sell, hedge, or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common Shares for a period of 90 days after the date of the Prospectus;

               (xviii) the Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (xix) the Company does not have any employees, although the Company does have officers who are officers and/or employees of Related Capital Company as described in the Prospectus;

               (xx) the Company and its Subsidiaries do not own any real property nor do they have any leases or subleases with respect to any real property; the Company and its Subsidiaries have good and marketable title to the investments described in the Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of any such investments; and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of such investments, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession of the investments;

               (xxi) except as set forth in the Prospectus, to the best of the Company's knowledge, except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the properties securing the Company's investments (the "Securing Properties") is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or



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               protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Securing Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Securing Properties and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Securing Properties relating to Hazardous Materials or Environmental Laws; and

               (xxii) the Company has been and is properly treated as a partnership, and not as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation for federal income tax purposes, and the holders of the Shares will be treated as partners for U.S. federal income tax purposes.

               4. Certain Covenants of the Company. The Company hereby agrees:

               (a) to furnish such information as may be required and otherwise to cooperate with you in taking any required actions to qualify, on the Company's behalf, the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (b) to make available to the Underwriters in New York City, from time to time, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may request for the purposes contemplated by the Act; and to prepare promptly upon request, in case where any Underwriter is required to deliver a prospectus in connection with the sale of the Shares, such amendment(s) or supplement(s) to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;



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               (c) to advise you promptly and (if requested by you) to confirm such advice in writing, when (i) any post effective amendment to the Registration Statement becomes effective and (ii) the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under the Act);

               (d) to advise you promptly and (if requested by you) to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and not to file or use any such amendment or supplement to which you shall reasonably object in writing;

               (e) to file promptly, subject to the limitations specified in clause (d) above, all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the rules and regulations thereunder subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;

               (f) if necessary or appropriate, to file a Rule 462(b) Registration Statement;

               (g) to the extent unavailable on open-access public filing retrieval systems, furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement
       (i) copies of any reports or other communications which the Company shall send to its common shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

               (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus (as then amended or supplemented in accordance with this Agreement), or in the information incorporated therein by reference, so that such Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and, during such time, subject to the limitations in clause (d) above, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendment(s) or supplement(s) to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of each such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

               (i) to make generally available to its security holders, and to deliver to you (to the extent unavailable on open-access public filing retrieval systems), an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than August 15, 2002;

               (j) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

               (k) to furnish to you, upon request, five signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

               (l) to the extent unavailable on open-access public filing retrieval systems, furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two New York business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

               (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

               (n) to comply with all the provisions of any undertakings contained in the Registration Statement;

               (o) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees, if any and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Shares on the American Stock Exchange ("AMEX") and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc., if any and (vii) the performance of the Company's other obligations hereunder;

               (p) to furnish to you, before filing with the Commission, subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and will not file any such document in a form in which the Underwriters shall object;

               (q) not to offer, sell, contract to sell, hedge or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common Shares, except for sale of the Shares to the Underwriters pursuant to this Agreement, any issuances of Common Shares upon the exercise of outstanding options described in the Prospectus and the 7,000,000 Convertible CRA Shares currently being offered to qualified institutional buyers on a best efforts basis by Meridian Investments, Inc., for a period of 90 days after the date hereof, without your prior written consent;

               (r) that it will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Shares to facilitate the sale or resales of the Shares;

               (s) to continue to operate its business so as to properly be treated as a partnership, and not as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation, for federal income tax purposes and at least 90% of its gross income each taxable year will be qualifying income for purposes of Section 7704(c) of the Internal Revenue Code of 1986, as amended (the "Code") (i.e., less than 10% of its gross income will be derived from a financial business, an insurance business, or acting as a dealer), throughout the life of the Company; and

               (t) to use its best efforts to cause the Shares to be listed and to maintain the listing of all of the Common Shares, including the Shares, on the AMEX.

               5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

               6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, favorable opinions of Paul, Hastings, Janofsky & Walker LLP, Greenberg Traurig LLP and Richards, Layton & Finger, P.A. counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibits A, B and C, respectively, hereto.

               (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect that based on representations of the Company as to its activities and certain assumptions as to the validity and enforceability of the Company's organizational documents and certain future actions of the Company, although the issue is not free from doubt, the Company has been, since its creation in October 1997, and is, properly treated as a partnership for federal income tax purposes and that the information in the Prospectus under "Risk Factors--Publicly traded partnership status," and "Federal Income Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, the Trust Agreement, legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

               (c) You shall have received from Deloitte & Touche LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by you.

               (d) At the time of purchase and at the additional time of purchase, as the case may be, the Underwriters shall have received the favorable opinion, dated at the time of purchase or the additional time of purchase, as the case may be, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

               In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to matters referred to with respect to the Shares under subparagraph (xiii) of Exhibit A), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date the Prospectus was first issued to the Underwriters, as of the date of any amendment or supplement to the Prospectus or at the time of purchase or any additional time of purchase, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial or statistical data included in the Registration Statement or Prospectus).

               (e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed after the execution and delivery of this Agreement to which you reasonably object in writing.

               (f) The Prospectus shall have been filed with the Commission under and in accordance with Rule 424(b) under the Act.

               (g) At or prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
       (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
       (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (h) Between the time of execution and delivery of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) there shall not have been any change that has resulted in a Material Adverse Effect and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

               (i) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of one of its managing trustees and the principal accounting officer to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed all of its obligations under this Agreement required to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and the conditions set forth in paragraphs (g) and (h) of this Section 6 have been met.

               (j) You shall have received signed letters, dated the date of this Agreement, from each of the Company's trustees and each employee of Related Charter LLC, the sole general partner of Related Charter LP, at the Senior Vice President level and above, substantially in the form set forth in Exhibit D hereto, agreeing not to offer, sell, contract to sell, hedge, or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common Shares for a period of 90 days after the date of the Prospectus.

               (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

               (l) The Shares shall have been approved for listing on the AMEX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

               7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

               The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution and delivery of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus as of the date hereof), in the operations, business, condition or prospects of the Company and its subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or,
(ii) at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the AMEX or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the AMEX or the Nasdaq National Market, or (iii) a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

               If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

               If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

               8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

               Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

               If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

               The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

               If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               9. Indemnity and Contribution.

               (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

               If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the

Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its trustees and officers signing the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

               If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

               (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the

Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

               (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

               (e) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees or officers signing the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or trustees in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

               10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 625 Madison Avenue, New York, New York 10022, Attention: Stuart J. Boesky.

               11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

               12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against you or any indemnified party. You and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its common shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties hereto agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts in the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

               13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, trustees, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

               14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

               15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

               16. Miscellaneous.

               (a) UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

               (b) A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

               If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                               Very truly yours,

                               CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY



                               By:
                                    --------------------------------------
                                      Stuart J. Boesky
                                      Authorized Representative of the Pricing
                                      Committee

Accepted and agreed to as of the
     date first above written, on
     behalf of themselves
     and the other several Underwriters
     named in Schedule A

UBS WARBURG LLC
as Representative of the several Underwriters


By:  UBS WARBURG LLC



By:  __________________________
        Name:
        Title:

                                   SCHEDULE A


                                                                  Number of
             Underwriter                                         Firm Shares
             -----------                                         -----------

UBS WARBURG LLC.........................................            3,750,000
FIRST UNION SECURITIES, INC.............................            1,875,000
LEGG MASON WOOD WALKER, INCORPORATED....................            1,875,000
TUCKER ANTHONY INCORPORATED.............................              400,000
                                                                    ---------
             Total......................................            7,900,000
                                                                    =========

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 6(a)

(i) The Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and , to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(ii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act and the Exchange Act.

(iii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(iv) All of the issued and outstanding beneficial interests in the Company, including the Shares, have been issued in compliance with all federal and state securities laws and to the best of our knowledge were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(v) The Company is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) The authorized, issued and outstanding beneficial interests in the Company are as set forth in the Registration Statement and Prospectus. To the best of our knowledge, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any beneficial interests in the Company upon the issue and sale of the Shares to the Underwriters pursuant to the Agreement, nor, to the best of our knowledge, does any person have preemptive rights, resale rights, rights of first refusal or other similar rights to purchase any of the Shares other than those rights that have been expressly waived, fully and unconditionally, prior to the date of the Agreement; it being understood that the Company has previously issued 644,000 Convertible Community

        Reinvestment Act Preferred Shares ("Convertible CRA Shares") convertible into Common Shares, and may issue Common Shares upon the exercise of outstanding options described in the Prospectus.

(vii) Each of the Subsidiaries is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) The Agreement has been duly executed and delivered by the Company, constitutes a valid, legal and binding agreement of the Company, and is enforceable against the Company in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity; it being understood that no opinion is being expressed as to the enforceability of the indemnification or contribution provisions contained therein.

(ix) The Trust Agreement conforms, and the beneficial interests in the Company, including, upon issuance, the Shares, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(x) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(xi) To the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any of its Subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the property or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated by the Agreement or the performance by the Company of its obligations under the Agreement.

(xii) All descriptions in the Registration Statement and Prospectus of contracts and other documents to which the Company or any of its Subsidiaries are a party are accurate in all material respects.

(xiii) All legal or governmental proceedings, statutes, regulations, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(xiv) To the best of our knowledge, (i) neither the Company nor any of its Subsidiaries is in violation of its Trust Agreement or other organizational documents and (ii) no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus. The execution, delivery and performance of the Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Agreement or in the Registration Statement or the Prospectus, the consummation of the transactions contemplated by the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with its obligations under the Agreement have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined in Section 3(6) of the Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Trust Agreement or the trust agreement (or any other organizational document) of any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their property or assets.

(xv) The Company is not, and solely as a result of the consummation of the transactions contemplated by the Prospectus and the Agreement, will not become, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

        Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(a)



               The discussion set forth in the Prospectus under the heading "Risk Factors - The value of our common shares, our Convertible CRA Shares and our preferred shares, if any, and our ability to make distributions of tax-exempt income depends upon the application of tax laws", to the extent it pertains to matters of law or legal conclusions with respect thereto, is accurate in all material respects under the Code, the regulation thereunder, published administrative rulings and judicial decisions published on or prior to the date of this opinion.

                                                                       Exhibit C

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 6(a)


               (i) The Company has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, and under its trust agreement, as amended (the "Trust Agreement"), resolutions of the board of trustees of the Company (the "Resolutions") and the Delaware Business Trust Act (the "Trust Act"), has full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under, and contemplated by, the Agreement.

               (ii) The beneficial interests in the Company issued prior to the date hereof have been duly authorized for issuance by the Trust Agreement and are validly issued, fully paid and, subject to the qualifications set forth in this paragraph (ii), nonassesable undivided interests in the assets of the Company. The certificates for the beneficial interests in the Company being issued on the date of the opinion (the "Firm Shares") are in due and proper form. Each holder of such interests, in its capacity as a beneficial owner of the Company, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that a holder of such interests may be obligated to make certain payments provided for in the Trust Agreement. Under the Trust Agreement and the Trust Act, the issuance of such interests was not subject to preemptive or similar rights.

               (iii) The Firm Shares have been duly authorized for issuance by the Trust Agreement, and, when issued, executed and authenticated in accordance with the Trust Agreement and when delivered against payment therefor in accordance with the Agreement will be fully paid and, subject to the qualifications set forth in this paragraph (iii), non-assessable undivided beneficial interests in the assets of the Company. Each holder of Firm Shares, in its capacity as a beneficial owner of the Company, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that a holder of Firm Shares may be obligated to make certain payments provided for in the Trust Agreement. Under the Trust Agreement and the Trust Act, the issuance of the Firm Shares is not subject to preemptive or other similar rights.

               (iv) Each of the Subsidiaries has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware and, under their respective trust agreements and the Trust Act, has full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

               (v) Except as otherwise disclosed in the Prospectus, all of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable interests in the assets of such Subsidiary that are owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding equity interests of the Subsidiaries were issued in violation of any preemptive right, resale right, right of first refusal or similar right.

               (vi) Under the Trust Agreement, the Resolutions and the Trust Act, the Agreement and the Registration Statement have been duly authorized by all requisite trust action on the part of the Company.

               (vii) The Company's Trust Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, and is enforceable against the Company, in accordance with its terms.

               (viii) After due inquiry on ____, 2001, limited to, and solely to the extent disclosed thereupon, Court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Company.

               (ix) The issuance, sale and delivery by the Company of the Firm Shares, the execution, delivery and performance of the Agreement and the Registration Statement and Prospectus by the Company and the consummation of the transactions contemplated in the Agreement, the Registration Statement and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with their respective obligations under the Agreement, the Registration Statement and the Firm Shares do not and will not, whether with or without the giving of notice or lapse of time or both, violate the Trust Agreement or violate any applicable Delaware statute or regulation.

               (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required for the performance by the Company of its obligations under the Agreement or in connection with the offering, issuance or sale of the Firm Shares or the consummation of the transactions contemplated by the Agreement, except such as have been already obtained or as contemplated in the Registration Statement and Prospectus.

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                            FORM OF LOCKUP AGREEMENT

                                                                       Exhibit D

                                                     May __, 2001

UBS Warburg LLC,
as Representative of the several Underwriters
299 Park Avenue
New York, New York 10171-0026


        Re: Proposed Public Offering by Charter Municipal Mortgage Acceptance
            Company
            -----------------------------------------------------------------


Ladies and Gentlemen:

               The undersigned, a [trustee and/or executive officer] of Charter Municipal Mortgage Acceptance Company, (the "Company"), understands that UBS Warburg LLC ("UBSW") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of common shares of beneficial interest (the "Common Shares") of the Company. In recognition of the benefit that such an offering will confer upon the undersigned as a [trustee and/or executive officer] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days after the date hereof, the undersigned will not, without the prior written consent of UBSW, offer, sell, contract to sell, hedge, or otherwise dispose of, directly or indirectly, any of the undersigned's Common Shares or securities convertible into or exchangeable for Common Shares.

                                                    Very truly yours,


                                                    Signature:_________________

                                                    Print Name:________________



                                       D-1